UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2005

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	1-10258 (Commission File Number)	54-1497771 (IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia (Address of Principal Executive Offices)	23225 (Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

Registrant’s telephone number, including area code: (804) 330-1000

_____________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

          |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On May 16, 2005, Tredegar Corporation’s (“Tredegar”) wholly-owned subsidiary, Tredegar Film Products Corporation (“Tredegar Film”) entered into a Leave of Absence, Separation and Non-Competition Agreement (the “Agreement”), dated as of May 16, 2005, with Thomas G. Cochran in connection with Mr. Cochran’s resignation from his positions of Vice President of Tredegar and President of Tredegar Film, such resignations effective as of April 1, 2005.

Pursuant to the Agreement, for a period commencing April 1, 2005, and ending on the earlier of (i) September 30, 2005 or (ii) the date that Mr. Cochran accepts new full-time employment, Mr. Cochran will support and cooperate with the transition to new Tredegar Film leadership and provide advice and other support to Tredegar Film (the “Cooperation Period”). During this Cooperation Period, Mr. Cochran will continue to receive his current base salary ($223,000 per year) and his current benefits.

Tredegar Film has also agreed to provide Mr. Cochran with (i) four equal cash severance payments that in the aggregate equal twelve months of Mr. Cochran’s current base salary; (ii) a $20,000 lump-sum payment payable in two installments; (iii) appropriate outplacement services; and (iv) reimbursement of reasonable attorneys fees and costs incurred in connection with the negotiation of the Agreement. In addition, the Executive Compensation Committee of Tredegar approved the accelerated vesting of the unvested portion of Mr. Cochran’s 2004 restricted stock award. The 8,000 shares granted under this award will vest at the end of the Cooperation Period.

Tredegar has agreed, pursuant to the Agreement, to provide Mr. Cochran with the benefits described in the preceding paragraphs in exchange for Mr. Cochran agreeing to adhere to certain post-employment restrictive covenants (including covenants relating to confidentiality, non-disparagement, non-competition and non-solicitation).

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreement which is filed as Exhibit 10.16 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.16	Leave of Absence, Separation and Non-Competition Agreement, dated May 16, 2005, between Tredegar Film Products Corporation and Thomas G. Cochran.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: May 18, 2005	By:	/s/ D. Andrew Edwards ———————————————— D. Andrew Edwards Vice President, Chief Financial Officer and Treasurer

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